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                                                                   Exhibit 4(i)g

                            COMMERCIAL METALS COMPANY

                              OFFICERS' CERTIFICATE

         Pursuant to the Indenture dated as of July 31, 1995 (the "Indenture") by and between Commercial Metals Company, a Delaware corporation (the "Company"), and The Chase Manhattan Bank, as trustee (the "Trustee"), and resolutions adopted by the Pricing Committee of the Company's Board of Directors as of February 18, 1999, this Officers' Certificate is being delivered to the Trustee to establish the terms of a series of Securities in accordance with
Section 301 of the Indenture and to establish the form of the Securities of such series in accordance with Section 201 of the Indenture.

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

A.       Establishment of Series of Securities Pursuant to Section 301 of the
         Indenture.

         The Company hereby establishes, pursuant to Section 301 of the Indenture, a series of Securities that shall have the following terms:

         1. The series of Securities being authorized hereby shall bear the title "6.75% Notes due February 15, 2009" (the "Notes").

         2. The aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture shall be limited to $100,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture and except for any Notes which, pursuant to
Section 303 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture).

         3. Interest on each Note shall be payable to the person in whose name the Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be February 1 or August 1 (whether or not a Business Day) as the case may be, next preceding the relevant Interest Payment Date (as defined in the paragraph 5 hereof).

         4. The Notes shall mature on February 15, 2009, at which time the entire principal amount of the Notes and all accrued but unpaid interest on the Notes will be due and payable.

         5. Each Note shall bear interest at the annual rate of 6.75% commencing on February 23, 1999. Interest on the Notes shall be payable semi-annually on February 15 and August 15 in each year, commencing August 15, 1999 (each an "Interest Payment Date"), subject to the provisions of Section 113 of the Indenture, with such interest computed in accordance with Section 310 of the Indenture.

         6. The Notes will be redeemable, at the Company's option, at any time in whole, or from time to time in part, upon not less than 30 and not more than 60 days' notice mailed to each holder of Notes to be redeemed at the holder's address appearing in the Note register, at a price equal to 100% of the principal amount thereof plus accrued interest to the redemption date (subject to the



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right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date) plus a Make-Whole Premium, if any (the "Redemption Price"). In no event will the Redemption Price ever be less than 100% of the principal amount of the Notes plus accrued interest to the redemption date.

         The amount of the Make-Whole Premium with respect to any Note (or portion thereof) to be redeemed will be equal to the excess, if any, of:

         (1) the sum of the present values, calculated as of the redemption date, of:

                  (a) each interest payment that, but for such redemption, would have been payable on the Note (or portion thereof) being redeemed on each interest payment date occurring after the redemption date (excluding any accrued interest for the period prior to the redemption date); and

                  (b) the principal amount that, but for such redemption, would have been payable at the final maturity of the Note (or portion thereof) being redeemed;

                  over

         (2) the principal amount of the Note (or portion thereof) being redeemed.

         The present value of interest and principal payments referred to in clause (1) above will be determined in accordance with generally accepted principles of financial analysis. Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the redemption date at a discount rate equal to the Treasury Yield (as defined below) plus 25 basis points.

         The Make-Whole Premium will be calculated by an independent investment banking institution of national standing appointed by the Company. If the Company fails to make such appointment at least 45 business days prior to the redemption date, or if the institution so appointed is unwilling or unable to make such calculation, Goldman, Sachs & Co. ("Goldman Sachs") will make such calculation. If Goldman Sachs is unwilling or unable to make such calculation, an independent investment banking institution of national standing appointed by the trustee will make such calculation.

         For purposes of determining the Make-Whole Premium, "Treasury Yield" means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term of maturity of the Notes, calculated to the nearest 1/12 of a year (the "Remaining Term"). The Treasury Yield will be determined as of the third business day immediately preceding the applicable redemption date.

         The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield



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will be equal to such weekly average yield. In all other cases, the Treasury
Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). Any weekly average yields so calculated by interpolation will be rounded to the nearest 0.01% with any figure of 0.005% or more being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the independent investment banking institution.

         If less than all of the Notes are to be redeemed, the trustee will select the Notes to be redeemed by such method as the trustee deems fair and appropriate. The trustee may select for redemption Notes and portions of Notes in amounts of $1,000 or whole multiples of $1,000.

         7. The Company shall have no obligation to redeem or purchase Notes at the option of a Holder thereof or pursuant to any sinking fund or analogous provisions. The Notes will not be entitled to the benefit of any sinking fund or other mandatory redemption provisions.

         8. The Notes shall be issued only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

         9. Payments of the principal of and any premium and interest on the Notes shall be made in the currency of the United States of America.

         10. Neither the amount of payments of principal of, or any premium or interest on, any Notes shall be determined by reference to an index.

         11. The Notes shall initially be issued as book-entry notes in the form of one fully registered Global Security which will be deposited with, or on behalf of The Depository Trust Company, as depositary (the "Depositary"), and registered in the name of the Depositary's nominee. Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. Except as described in Section 305 of the Indenture, Notes in definitive certificated form shall not be issuable to any Person other than the Depositary and such Global Security may not be exchanged for Notes registered in the name of, nor may any transfer of such Global Security be registered to, any Person other than the Depositary or its nominee.

         12. Payment of the principal of (and premium if any) and any interest on the Notes shall be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; provided however that at the option of the Company payment of interest may be made by check mailed on or prior to an Interest Payment Date to the address of the Person entitled thereto as such address shall appear in the Security Register.

         13. The entire principal amount of the Notes shall be payable upon declaration of acceleration of the Maturity of the Notes pursuant to Section 502 of the Indenture.



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         14. The Notes shall be unsecured and unsubordinated obligations of the
Company and will rank on a parity with all other unsecured and unsubordinated debt of the Company.

         15. The Notes will be issued only in fully registered form, without coupons.

B.       Establishment of Form of Note Pursuant to Section 201 of the Indenture.

         The Company hereby establishes, pursuant to Section 201 of the Indenture, that the Notes shall be substantially in the form attached as Exhibit A hereto.

C.       Compliance.

         The undersigned have read the pertinent sections of the Indenture relating to the establishment of (i) a series of Securities, and (ii) the forms of such series of Securities, including the related definitions contained therein. The undersigned have examined the resolutions (i) adopted by the Board of Directors of the Company on August 11, 1998 and on January 28, 1999, and (ii) adopted by the Pricing Committee of the Board of Directors of the Company on February 18, 1999. In the opinion of each of the undersigned, each of the undersigned has made such examination or investigation as is necessary to enable each of the undersigned to express an informed opinion as to whether or not the conditions to the establishment of (i) a series of Securities, and (ii) the forms of such series of Securities have been complied with. In the opinion of each of the undesigned, such conditions have been complied with.

Dated: February 23, 1999

                                    COMMERCIAL METALS COMPANY


                                    By: /s/ Lawrence A. Engels
                                       -----------------------------------------
                                        Lawrence A. Engels
                                        Vice President, Treasurer and Chief
                                        Financial Officer


                                    By: /s/ David M. Sudbury
                                       -----------------------------------------
                                        David M. Sudbury
                                        Vice President, General Counsel and
                                        Secretary


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